NYSE: MPO

160%
140%
120%
100%
80%
60%
40%
20%
-
IRR %
$70
$80
$90
$100
$110
$ / Bbl

1 1
Mississippian Lime –
Mississippian Lime –
Illustrative Economics
Illustrative Economics
(1) MPO management’s estimated capital cost based on recent actual well cost.
(2) MPO management’s estimated range based on recent and representative results.
(3) 24 hour initial production rate.
(4) Average WI and NRI estimate includes impact of pooling acreage into 640 acre units
(5) Range based on high and low reserves and IP at $90 WTI.
Gross Capex
($MM)
(1)
$3.7
Gross EUR
(Mboe)
(2)
300 - 460
IP (Boe/d)
(3)
810 – 1,143
Average WI 53%
Average NRI 43%
BT-IRR
(4)
52% - 152%
Illustrative Economics at $90 WTI
Illustrative Economics at $90 WTI
Oil Price Sensitivity – Mid-Point of Range
Oil Price Sensitivity – Mid-Point of Range
(5)
(4)
Exhibit 99.2

MIDSTATES PETROLEUM
NYSE: MPO

120%
100%
80%
60%
40%
20%
-
IRR %
$70
$80
$90
$100
$110
$ / Bbl

2 2
Louisiana Assets –
Louisiana Assets –
Illustrative Economics
Illustrative Economics
(1) MPO management’s estimated capital cost based on recent actual well cost.
(2) MPO management’s estimated range based on recent and representative results of MPO’s drilling activity.
(3) 24 hour initial production rate.
(4) Range based on high and low reserves and IP at $90 WTI, and $14 LLS differential.
Pine Prairie West Gordon
N. Cowards Gully S. Bearhead Creek
Mid-Point of Range
Illustrative Economics at $90 WTI
Illustrative Economics at $90 WTI
Oil Price Sensitivity – Mid-Point of Range
Oil Price Sensitivity – Mid-Point of Range
Pine Prairie West Gordon
N. Cowards
Gully
S. Bearhead
Creek
Gross Capex
($MM)
(1)
$2.8 $5.4 $3.5 $6.0
Gross EUR
(Mboe)
(2)
258 - 416 201 - 313 161 - 254 322 - 514
IP (Boe/d)
(3)
240 - 361 451 - 660 350 - 525 721 - 1,082
Average WI 92% 96% 94% 100%
Average NRI 69% 71% 71% 79%
BT-IRR
(4)
46% - 113% 10% - 28% 35% - 97% 46% - 126%